LIVE NATION ENTERTAINMENT REPORTS FOURTH QUARTER & FULL YEAR 2022 RESULTS

RESULTS AND OUTLOOK REFLECT STRONG GLOBAL DEMAND FOR LIVE EXPERIENCES
2022 FINANCIAL OVERVIEW (reported FX, vs 2019): Record Results Reflect Incredible Fan Demand
• Revenue Up 44% to $16.7 Billion
• Operating Income Up 125% to $732 Million
• AOI Up 49% to Over $1.4 Billion
• Operating Free Cash Flow Up 3.9x to $1.8 Billion
• Adjusted Free Cash Flow Up 94% to $967 Million, Converting 69% of AOI
2022 OPERATIONAL HIGHLIGHTS (vs 2019): Record Attendance, Gross Transaction Value, and Sponsorship Activity
• Investment in Artists Up 45% to Over $9.6 Billion as Live Nation Continues to Be The Largest Financial Supporter of Musicians
• Highest Live Nation Concert Attendance - Up 24% With Over 121 Million Fans Attending 43,600 Events
• Ancillary Per Fan Spending Growth Continues, Up At Least 20% Across All Major Venue Types - Amphitheaters, Festivals, Clubs and Theaters
• Ticketing Fee-Bearing Gross Transaction Value Up 54% to $27.5 Billion
• Sponsorship Revenue Reaches Roughly $1 Billion, Up 64%
2023 OUTLOOK (as of mid-February, vs 2022): Positioned For Ongoing Growth, As Fans Continue To Prioritize Concerts
• Event-Related Deferred Revenue Starts Year at $2.7 Billion, Up $400 Million
• Concert Ticket Sales Are Over 50 Million, Up 20% With International Up 25%
• Ticketing Fee-Bearing Gross Transaction Value Up 33% to $9.8 Billion
• 2023 Committed Sponsorship Up Double-Digits, With Over 70% of 2023 Revenue Committed

LOS ANGELES – February 23, 2023 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the quarter and full year ended December 31, 2022.
In 2022, we saw fans around the world continue to prioritize their spending on attending live events, particularly concerts. Our research consistently tells us that concerts are a top priority for discretionary spending, and one of the last experiences fans will cut back on - and we are seeing this play out in both our results for 2022 and early indicators for 2023.
With this strong demand, last year in the concert business we had 121 million fans attend our shows across 45 countries, while in ticketing, we helped connect 550 million fans with their favorite artists, teams and other performers. In both cases, the majority of our growth came from international markets, further reinforcing the global nature of untapped fan demand and the opportunities we have for growth, as we help artists reach more fans with their live music.
Record Attendance at Concerts
In concerts, despite many markets still closed for part of last year, we grew attendance by 24% vs 2019 to 121 million fans at 44 thousand events, which drove revenue up 43% vs 2019 to $13.5 billion. This growth came from all markets and venue types - every venue type from clubs and theaters to stadiums to festivals had double-digit attendance growth vs 2019.
We invested $9.6 billion in putting on artists’ shows in 2022, working with the largest superstars to artists just getting started, and all those in-between. This is up 45% from 2019 and further reinforces our role as the largest contributor to artist income. As part of this, we helped shift $700 million to artists with more market value ticket pricing - even as the entry price to a show stayed below $35 in the U.S. Typically 90% of ticket sales for Live Nation shows go to artists - this is particularly important as artists are increasingly reliant on touring as they get much smaller revenue shares from other music revenue streams.
Part of our fan growth continues to come from venues we operate globally - hosting almost 50 million fans in 2022, with international markets again delivering the majority of our growth. At Venue Nation, we continued our focus on elevating the fan experience and providing a range of options for enhanced products and services. As a result, last year we grew our average revenue per fan by over 20% vs 2019 at all venue types.
Performance of Ticketing Reflects Tremendous Fan Demand
In ticketing, our strategy for success is simple: We focus on developing the leading software for venues. To ensure we deliver the best enterprise platform, we invest tens of millions of dollars every year to continue innovating every aspect of ticketing technology and products. Artists are the venue’s largest clients, and we are regularly being asked to create new products to help address their ticketing needs.
Amongst our innovations are products such as Verified Fan, designed to help artists cut down resale, and we have seen this used for our 400 tours including recent onsales for Beyonce, Madonna and Morgan Wallen. Generally, Verified Fan onsales have approximately 5% of inventory end up on resale sites vs 20-30% that is typical for non-Verified Fan onsales. Venues and their artist clients see the result in their ticket sales, which is a large part why so many venues choose to work with us.
Looking at our 2022 results: We grew our fee-bearing ticket volume by 28% from 2019 to 280 million, which in turn drove our fee-bearing GTV up by over 50% vs 2019 to $28 billion across 38 countries. As a result, our ticketing revenue was $2.2 billion, up 45% vs 2019. Along with these results for the year, we signed 23 million net new tickets in 2022, 70% of which were with international clients, setting the stage for continued global growth.
Sponsorship Reaches Approximately $1 Billion in Revenue
In our sponsorship business, we have seen that brands are as eager as fans to re-engage with our platforms. In 2022, we had 120 large strategic sponsors globally across our business, 32% more than we had in 2019, including brands such as PayPal, GoPuff, Hulu and Snap. These large partners drove over 80% of our revenue growth, with overall revenue up 64% to $1 billion. As with concerts and ticketing, our international markets led this growth, with international sponsorship up over 70% vs 2019.
Looking Ahead to 2023
As we now have many of our 2023 shows on sale, we continue to see very strong consumer demand globally, with no sign of any slowdown. We have four key leading indicators at this time of the year, all pointing toward another record year and even greater success in 2023.
First, our deferred revenue at the end of 2022 was $2.7 billion, up 125% from 2019 and up 18% from 2021 which benefited from a high volume of rescheduled shows. Next, as of mid-February, ticket sales for our shows this year exceed 50 million fans, up 20% from this point last year, with international growth at 25%. Then, our global ticketing fee-bearing gross transaction value is up 33% to $9.8 billion through the same period. Finally, over 70% of our planned sponsorship activity for the year is confirmed, again up double-digits relative to this time last year.
Regulatory Environment and Reforms
On the regulatory front: The ticketing industry is more competitive than ever, and our market share has gone down, not up, since the Ticketmaster merger. Because of the competitive bidding process, venues regularly take more of the economics on every renewal, as they set and keep a majority of the service fees. Since signing the extended consent decree related to the Ticketmaster merger, we remain in constant conversation with the Department of Justice’s monitors, and do not believe there have been any violations.
On ticketing reforms: We believe that greater transparency on the entire ticketing ecosystem will improve the industry, and we have been engaging with policymakers to advocate for reforms. The biggest challenge facing the industry is chaos at the onsale, where fans cannot get the tickets at the price the artist sets, yet they see pages of secondary sites with tickets 5 times face value because of scalpers. This has been a big topic in the industry and conversations at the Pollstar Live conference this week focused on how to protect the connection between artists and their fans.

To help drive progress, we have launched the FAIR Ticketing Act, which says:
•Artists should decide resale rules in order to protect their ability to use face-value exchanges and limited transfer to keep pricing lower for fans, and prevent scalpers from exploiting fans.
•Selling speculative tickets should be illegal so scalpers cannot use deceptive tactics to trick fans into spending more or buying tickets the seller does not actually have.
•The scope of the BOTS Act needs to be expanded and enforced to deter those who break the law, cheating artists and fans in the process.
•And there needs to be industry-wide all-in pricing so fans see the full cost they are paying up front.
Artists create their music and their concerts. It’s only fair that they create their ticketing rules, too. We will always be on the side of the artist, who are the best advocates for their careers and their fan base.

Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.
Photo Credits: Bad Bunny - Alex Perez; Lizzo - Jason Howard/Bauer-Griffin; Billie Eilish - Matt Winkelmeyer/Getty Images for ABA

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – FOURTH QUARTER
(unaudited; $ in millions)

	Q4 2022 Reported	Q4 2021 Reported	Growth	Q4 2022 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$3,395.9	$2,044.2	66%	$3,545.2	73%
Ticketing	651.3	487.7	34%	669.8	37%
Sponsorship & Advertising	245.6	170.3	44%	251.5	48%
Other and Eliminations	(2.2)	1.0	*	(2.2)	*
	$4,290.6	$2,703.2	59%	$4,464.3	65%

Consolidated Operating Income (Loss)	$(119.9)	$(124.5)	4%	$(116.0)	7%

Adjusted Operating Income (Loss)
Concerts	$(184.8)	$(122.3)	(51%)	$(180.7)	(48%)
Ticketing	227.7	212.1	7%	228.9	8%
Sponsorship & Advertising	117.7	114.5	3%	122.5	7%
Other and Eliminations	(4.7)	(2.3)	*	(4.7)	*
Corporate	(58.1)	(41.7)	(39)%	(58.1)	(39)%
	$97.8	$160.3	(39%)	$107.9	(33%)
* Percentages are not meaningful

FINANCIAL HIGHLIGHTS – 12 MONTHS
(unaudited; $ in millions)

	12 Months 2022 Reported	12 Months 2021 Reported	Growth	12 Months 2022 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$13,494.1	$4,722.2	*	$14,020.2	*
Ticketing	2,238.6	1,134.3	97%	2,291.9	*
Sponsorship & Advertising	968.1	411.9	*	999.4	*
Other and Eliminations	(19.6)	0.1	*	(19.6)	*
	$16,681.2	$6,268.5	*	$17,291.9	*

Consolidated Operating Income (Loss)	$732.1	$(417.9)	*	$772.0	*

Adjusted Operating Income (Loss)
Concerts	$169.7	$(221.3)	*	$191.7	*
Ticketing	827.9	420.5	97%	839.0	100%
Sponsorship & Advertising	592.0	242.2	*	616.1	*
Other and Eliminations	(14.5)	(6.9)	*	(14.5)	*
Corporate	(167.9)	(110.6)	(52)%	(167.9)	(52)%
	$1,407.2	$323.9	*	$1,464.4	*

* Percentages are not meaningful
6

Reconciliation of Adjusted Operating Income to Operating Income (Loss) (Unaudited)

	Q4 2022	Q4 2021	12 Months 2022	12 Months 2021
	(in millions)
Adjusted Operating Income	$97.8	$160.3	$1,407.2	$323.9
Acquisition expenses	38.9	28.1	68.2	43.0
Amortization of non-recoupable ticketing contract advance	22.9	25.2	79.0	74.4
Depreciation and amortization	131.5	102.5	450.0	416.3
Gain on sale of operating assets	0.5	(0.2)	(32.1)	(1.2)
Stock-based compensation expense	23.9	129.2	110.0	209.3
Operating income (loss)	$(119.9)	$(124.5)	$732.1	$(417.9)

KEY OPERATING METRICS
(unaudited)

	2022	2021	2020
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	29,169	12,004	5,270
International	14,475	5,408	2,847
Total estimated events	43,644	17,412	8,117
Estimated fans:
North America	69,693	26,330	6,075
International	51,459	8,935	5,067
Total estimated fans	121,152	35,265	11,142
Ticketing (2)
Estimated number of fee-bearing tickets	280,861	131,685	31,101
Estimated number of non-fee-bearing tickets	269,814	145,047	88,823
Total estimated tickets sold	550,675	276,732	119,924

 _________

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This includes primary tickets sold during the year regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticket metrics are net of any refunds requested and any cancellations that occurred during the period, which may result in a negative number. Fee-bearing tickets sold above are net of refunds of 19.7 million and 21.0 million for years ended December 31, 2022 and 2021, respectively.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q4 2022	Q4 2021
Net cash provided by operating activities	$903.7	$755.9
Less: Changes in operating assets and liabilities (working capital)	(844.3)	(682.2)
Free cash flow from earnings	$59.4	$73.7
Less: Maintenance capital expenditures	(70.2)	(30.9)
Distributions to noncontrolling interests	(18.8)	(26.8)
Free cash flow — adjusted	$(29.6)	$16.0

Net cash used in investing activities	$(425.0)	$(455.2)

Net cash provided by (used in) financing activities	$31.9	$(51.0)

($ in millions)	2022	2021
Net cash provided by operating activities	$1,832.1	$1,780.6
Less: Changes in operating assets and liabilities (working capital)	(637.9)	(1,774.0)
Free cash flow from earnings	$1,194.2	$6.6
Less: Maintenance capital expenditures	(127.0)	(68.1)
Distributions to noncontrolling interests	(100.7)	(52.4)
Free cash flow — adjusted	$966.5	$(113.9)

Net cash used in investing activities	$(784.7)	$(567.0)

Net cash provided by (used in) financing activities	$(143.3)	$1,171.3

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	December 31, 2022
Cash and cash equivalents	$5,606.5
Client cash	(1,532.8)
Deferred revenue — event-related	(2,731.8)
Accrued artist fees	(129.7)
Collections on behalf of others	(53.9)
Prepaid expenses — event-related	606.2
Free cash	$1,764.5
•As of December 31, 2022, total cash and cash equivalents were $5.6 billion, which includes $1.5 billion in ticketing client cash and $1.8 billion in free cash. This free cash, along with $565.9 million of available debt capacity, gives the company $2.3 billion of available liquidity. The company believes this level of liquidity will provide its needs to fund operations and future investment opportunities.
•The company expects capital expenditures to be approximately $450 million in 2023 as we continue catching up on projects delayed due to supply chain constraints and further expand our global platform.

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements the regarding company’s position for ongoing growth, the global nature of untapped fan demand and the opportunities the company has for growth; the strength of consumer demand globally for concerts with no indications of any slowdown; the company’s belief that greater transparency on the entire ticketing ecosystem will reinforce the positive roles Live Nation and Ticketmaster play to support artists, venues, and other event organizers; the company’s four leading indicators pointing toward another record year and even greater success in 2023; the company’s belief that its current level of liquidity will provide its needs to fund operations and future investment opportunities; and the company’s current expectations for capital expenditures for 2023.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
	(in thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$5,606,457	$4,884,729
Accounts receivable, less allowance of $63,294 and $50,491, respectively	1,465,383	1,066,573
Prepaid expenses	949,826	654,894
Restricted cash	5,917	3,063
Other current assets	131,939	74,834
Total current assets	8,159,522	6,684,093
Property, plant and equipment, net	1,487,663	1,091,929
Operating lease assets	1,571,395	1,538,911
Intangible assets
Definite-lived intangible assets, net	1,050,622	1,026,338
Indefinite-lived intangible assets, net	368,712	369,028
Goodwill	2,529,380	2,590,869
Long-term advances	568,558	552,697
Other long-term assets	724,989	548,453
Total assets	$16,460,841	$14,402,318
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,791,025	$1,532,345
Accounts payable	180,076	110,623
Accrued expenses	2,368,434	1,645,906
Deferred revenue	3,134,800	2,774,792
Current portion of long-term debt, net	620,032	585,254
Current portion of operating lease liabilities	140,232	123,715
Other current liabilities	68,716	83,087
Total current liabilities	8,303,315	6,855,722
Long-term debt, net	5,283,467	5,145,484
Long-term operating lease liabilities	1,654,525	1,606,064
Other long-term liabilities	455,971	431,581
Commitments and contingent liabilities
Redeemable noncontrolling interests	669,766	551,921
Stockholders' equity
Preferred stock—Series A Junior Participating, $0.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $0.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 231,671,647 and 225,082,603 shares issued and 231,263,623 and 224,674,579 shares outstanding in 2022 and 2021, respectively	2,285	2,220
Additional paid-in capital	2,698,316	2,897,695
Accumulated deficit	(2,971,229)	(3,327,737)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(90,076)	(147,964)
Total Live Nation stockholders' equity	(367,569)	(582,651)
Noncontrolling interests	461,366	394,197
Total equity	93,797	(188,454)
Total liabilities and equity	$16,460,841	$14,402,318

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2022	2021	2020
	(in thousands, except share and per share data)
Revenue	$16,681,254	$6,268,447	$1,861,178
Operating expenses:
Direct operating expenses	12,337,524	4,355,989	1,402,400
Selling, general and administrative expenses	2,955,884	1,754,822	1,524,342
Depreciation and amortization	449,976	416,277	485,025
Loss (gain) on disposal of operating assets	(32,082)	(1,211)	503
Corporate expenses	237,834	160,428	102,100
Operating income (loss)	732,118	(417,858)	(1,653,192)
Interest expense	278,483	282,440	226,832
Interest income	(77,620)	(6,625)	(11,737)
Equity in losses (earnings) of nonconsolidated affiliates	(10,571)	(2,520)	5,458
Loss (gain) from sale of investments in nonconsolidated affiliates	(448)	(83,578)	1,727
Other expense (income), net	36,827	3,692	(18,807)
Income (loss) before income taxes	505,447	(611,267)	(1,856,665)
Income tax expense (benefit)	96,254	(2,481)	(28,875)
Net income (loss)	409,193	(608,786)	(1,827,790)
Net income (loss) attributable to noncontrolling interests	113,207	42,118	(103,255)
Net income (loss) attributable to common stockholders of Live Nation	$295,986	$(650,904)	$(1,724,535)

Basic net income (loss) per common share available to common stockholders of Live Nation	$0.66	$(3.09)	$(8.12)
Diluted net income (loss) per common share available to common stockholders of Live Nation	$0.64	$(3.09)	$(8.12)

Weighted average common shares outstanding:
Basic	224,809,558	217,190,862	212,270,944
Diluted	231,556,866	217,190,862	212,270,944

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$295,986	$(650,904)	$(1,724,535)
Accretion of redeemable noncontrolling interests	(146,770)	(19,771)	1,180
Net income (loss) available to common stockholders of Live Nation—basic and diluted	$149,216	$(670,675)	$(1,723,355)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2022	2021	2020
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$409,193	$(608,786)	$(1,827,790)
Reconciling items:
Depreciation	225,770	222,840	245,713
Amortization	224,206	193,437	239,312
Amortization of non-recoupable ticketing contract advances	79,043	74,406	47,971
Deferred income tax benefit	7,199	(9,639)	(37,877)
Amortization of debt issuance costs and discounts	16,448	37,260	32,774
Provision for uncollectible accounts receivable	68,612	(17,826)	43,076
Stock-based compensation expense	110,049	209,337	116,889
Unrealized changes in fair value of contingent consideration	56,704	(6,732)	(24,448)
Equity in losses of nonconsolidated affiliates, net of distributions	14,912	11,189	18,280
Loss (gain) on sale of investments in nonconsolidated affiliates	1,357	(83,578)	1,727
Other, net	(19,283)	(15,333)	(18,472)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	(463,977)	(485,211)	490,588
Decrease (increase) in prepaid expenses and other assets	(267,945)	95,533	141,631
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,002,158	1,315,722	(1,379,461)
Increase in deferred revenue	367,617	847,949	826,699
Net cash provided by (used in) operating activities	1,832,063	1,780,568	(1,083,388)
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(115,992)	(28,899)	(56,957)
Collections of notes receivable	20,527	23,835	80,963
Investments made in nonconsolidated affiliates	(91,186)	(110,589)	(11,242)
Purchases of property, plant and equipment	(347,206)	(152,734)	(213,746)
Cash paid for acquisitions, net of cash acquired	(257,191)	(384,251)	(41,083)
Purchases of intangible assets	(6,080)	(7,100)	(8,863)
Proceeds from sale of investments in nonconsolidated affiliates	3,863	90,432	19,003
Other, net	8,574	2,344	7,863
Net cash used in investing activities	(784,691)	(566,962)	(224,062)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	122,251	903,827	1,607,365
Payments on long-term debt	(45,792)	(109,705)	(30,987)
Contributions from noncontrolling interests	15,021	22,026	5,418
Distributions to noncontrolling interests	(100,660)	(52,368)	(41,624)
Purchases and sales of noncontrolling interests, net	(48,306)	(9,638)	(106,242)
Proceeds from sale of common stock, net of issuance costs	—	449,630	—
Proceeds from exercise of stock options	35,775	30,618	30,647
Taxes paid for net share settlement of equity awards	(76,925)	(45,845)	(47,539)
Payments for deferred and contingent consideration	(44,220)	(17,319)	(66,992)
Other, net	(484)	106	36
Net cash provided by (used in) financing activities	(143,340)	1,171,332	1,350,082
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(179,450)	(43,585)	29,565
Net increase in cash, cash equivalents, and restricted cash	724,582	2,341,353	72,197
Cash, cash equivalents and restricted cash at beginning of period	4,887,792	2,546,439	2,474,242
Cash, cash equivalents and restricted cash at end of period	$5,612,374	$4,887,792	$2,546,439